EXHIBIT 99.1

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8K

                                 Current Report

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                         April 08, 2016 (April 08, 2016)

                         Commission File No. 000-54636


                              SIGNAL ADVANCE, INC.
              (Exact name of registrant as specified in its charter)



                                    Texas
          (State or Other Jurisdiction of Incorporation or Organization)

                                   76-0373052
                      (IRS Employer Identification Number)

                              2520 County Road 81
                             Rosharon, Texas 77583
                                (713) 510-7445
           (Address and telephone number of principal executive offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 8 - Other Events

On April 8, 2016, Signal Advance, Inc., a Texas corporation (the "Company"), issued a press release to announce its intention to file a Form 15 with the Securities and Exchange Commission ("SEC") on or about April 15, 2016 to voluntarily suspend its SEC reporting obligations. The Company expects that its obligations to file periodic and current reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, will be suspended immediately upon the filing of the Form 15 with the SEC, and any additional reporting responsibilities will terminate effective 90 days after the filing of the Form 15.

A copy of the press release announcing the Company's intent to suspend reporting obligations is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


Section 9 - Financial Statements and Exhibits.

Item 9.01   Financial Statements and Exhibits.

  d) Exhibits

     Exhibit No.    Description

     99.1           Signal Advance, Inc. Press Release, dated April 8, 2016


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Signal Advance, Inc.

Dated: April 08, 2016                    /s/ Chris M. Hymel
                                        -----------------------------
                                        By: Chris M. Hymel, President
                                            & Chief Executive Officer

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